UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2013

VWR FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124100	56-2445503
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Matsonford Road P.O. Box 6660 Radnor, PA		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 386-1700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure.

During the question and answer portion of the March 5, 2013, VWR Funding, Inc. (the “Company”) conference call to discuss the Company’s financial results for the quarter and year ended December 31, 2012, Management responded to a question concerning its quarterly selling, general and administrative (“SG&A”) expenses by acknowledging that it anticipated that its quarterly run rate for SG&A expenses would be in the range of $215 million to $217 million. Upon further review, the Company anticipates that its quarterly SG&A expenses including depreciation and amortization will be approximately $230 million to $240 million in 2013.

The information furnished under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Funding, Inc.

Date: March 8, 2013	By:	/s/ Theresa A. Balog
Name: Theresa A. Balog
Title: Vice President and Corporate Controller